   As filed with the Securities and Exchange Commission on April 8, 1999
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 ---------------

                              QUADRAMED CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       68-0316252
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)


                           1003 WEST CUTTING BOULEVARD
                           RICHMOND, CALIFORNIA 94804
               (Address of principal executive offices) (Zip Code)

                 QUADRAMED CORPORATION 1996 STOCK INCENTIVE PLAN
            CABOT MARSH CORPORATION 1997 INCENTIVE STOCK OPTION PLAN
    PYRAMID HEALTH GROUP, INC. 1997 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN PYRAMID HEALTH SOLUTIONS, INC. 1996 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN
HOSPITAL CORRESPONDENCE CORPORATION 1995 STOCK OPTION PLAN AND 1996 EMPLOYEE AND
                          CONSULTANT STOCK OPTION PLAN
             CODEMASTER CORPORATION 1998 EXECUTIVE STOCK OPTION PLAN
                      IMN LLC 1995 CLASS C UNIT OPTION PLAN
               THE COMPUCARE COMPANY 1997 STOCK COMPENSATION PLAN
     SPECIAL OPTION GRANTS TO MESSRS. HURD, MEHTA, PATEL, DEVITT AND AHEARN
          AND TO MS. PAPPAS PURSUANT TO WRITTEN COMPENSATION AGREEMENTS

                                 ---------------

                                 JAMES D. DURHAM
                             CHIEF EXECUTIVE OFFICER
                              QUADRAMED CORPORATION
                           1003 WEST CUTTING BOULEVARD
                           RICHMOND, CALIFORNIA 94804
                                 (510) 620-2340
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
================================================================================================================
          Title of                          Amount           Proposed Maximum   Proposed Maximum      Amount of
        Securities to                       to be             Offering Price        Aggregate       Registration
        be Registered                    Registered(1)          per Share        Offering Price          Fee
----------------------------------------------------------------------------------------------------------------
QuadraMed Corporation
1996 Stock Incentive Plan

Common Stock, $0.01 par value          1,230,698 shares           $4.31(2)        $5,304,308(2)       $1,474.60

Cabot Marsh Corporation
1997 Incentive Stock Option Plan

Common Stock, $0.01 par value             14,775 shares          $22.81(3)       $337,017.75(3)          $93.69

Pyramid Health Group, Inc.
1997 Employee and Consultant
Stock Option Plan

Common Stock, $0.01 par value             19,930 shares           $9.63(3)          $191,926(3)          $53.36

Pyramid Health Solutions, Inc.
1996 Employee and Consultant
Stock Option Plan

Common Stock, $0.01 par value            137,680 shares           $6.60(3)          $908,688(3)         $252.62

Hospital Correspondence Corporation
1995 Stock Option Plan

Common Stock, $0.01 par value             31,461 shares           $3.76(3)       $118,293.36(3)          $32.89

Hospital Correspondence Corporation
1996 Employee and Consultant
Stock Option Plan

Common Stock, $0.01 par value             56,495 shares           $8.30(3)       $468,908.50(3)          $130.36

CodeMaster Corporation
1998 Executive Stock Option Plan

Common Stock, $0.01 par value            110,544 shares           $8.34(3)       $927,966.78(3)          $256.30

IMN LLC
1995 Class C Unit Option Plan

Common Stock, $0.01 par value             77,500 shares          $25.81(3)        $2,000,275(3)          $556.08

The Compucare Company                     52,937 shares          $14.39(3)          $761,763             $211.77

1997 Stock Compensation Plan

Common Stock, $0.01 par value

Special Option Grants Pursuant
to Written Compensation Agreements

Common Stock, $0.01 par value

Mr. Hurd                                  50,000 shares          $23.44  (4)      $1,172,000(4)          $325.82
Mr. Mehta                                150,000 shares          $23.44  (4)      $3,516,000(4)          $977.45
Mr. Patel                                 40,000 shares          $23.44  (4)        $937,600(4)          $260.65
Mr. DeVitt                                30,000 shares          $23.44  (4)        $703,200(4)          $195.49
Mr. Ahearn                               100,000 shares          $16.625(4)       $1,662,500(4)          $462.18
Ms. Pappas                                50,000 shares          $23.44  (4)      $1,172,000(4)          $325.82

                                                                          Aggregate Filing Fee:        $5,609.08
================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the QuadraMed Corporation 1996 Stock Incentive Plan, the Cabot Marsh Corporation 1997 Incentive Stock Option Plan, the Pyramid Health Group, Inc. 1997 Employee and Consultant Stock Option Plan, the Pyramid Health Solutions, Inc. 1996 Employee and Consultant Stock Option Plan, the Hospital Correspondence Corporation 1995 Stock Option Plan and 1996 Employee and Consultant Stock Option Plan, the CodeMaster Corporation 1998 Executive Stock Option Plan, the IMN LLC 1995 Class C Unit Option Plan, the Compucare Company 1997 Stock Compensation Plan, and the options granted to Messrs. Hurd, Mehta, Patel, DeVitt and Ahearn and to Ms. Pappas pursuant to Written Compensation Agreements (the "Individual Options") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of QuadraMed Corporation.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended the ("1933 Act"), on the basis of the average of the high and low selling prices per share of Common Stock of QuadraMed Corporation on April 6, 1999, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.


(4) Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act on the basis of the exercise price of each of the Individual Options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

     QuadraMed Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the SEC on March 31, 1999; and

     (b) The Registrant's Registration Statement No. 00-021031 on Form 8-A filed with the SEC on July 17, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not Applicable.

Item 5. Interests of Named Experts and Counsel

     Not Applicable.

Item 6. Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation provides that its directors will not be liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty to the fullest extent permitted by Delaware law. This provision is intended to allow the Registrant's directors the benefit of Delaware General Corporation Law, which provides that directors of Delaware corporations may be relieved of monetary liability for breaches of their fiduciary duty of care except under certain circumstances, including breach of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or known violation of law, or any transaction from which the director derived an improper personal benefit.

     The Registrant will enter into separate indemnification agreements with each of the directors and executive officers whereby the Registrant will agree, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed

     Not Applicable.

Item 8. Exhibits

Number        Exhibit
------        -------
 4            Instruments Defining Rights of Stockholders. Reference is
              made to Registrant's Registration Statement No. 00-021031
              on Form 8-A, including the exhibits thereto, which is
              incorporated herein by reference pursuant to Item 3(b).
 5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
 5.2          Opinion and consent of Zevnik Horton Guibord McGovern Palmer
              & Fognani, L.L.P.
 23.1(A)      Consent of Arthur Andersen LLP, Independent Public Accountants.
 23.1(B)      Consent of Deloitte & Touche LLP, Independent Auditor.
 23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
 24.0         Power of Attorney. Reference is made to page II-4 of this
              Registration Statement.
 99.1         QuadraMed Corporation 1996 Stock Incentive Plan.
 99.2*        Form of Notice of Grant of Stock Option.
 99.3*        Form of Stock Option Agreement.
 99.4*        Form of Addendum to Stock Option Agreement (Limited Stock
              Appreciation Right).
 99.5*        Form of Addendum to Stock Option Agreement (Involuntary
              Termination Following Change in Control).
 99.6*        Form of Addendum to Stock Option Agreement (Involuntary
              Termination Following Corporate Transaction).
 99.7*        Form of Notice of Grant of Automatic Stock Option (Initial Grant).
 99.8*        Form of Notice of Grant of Automatic Stock Option (Annual Grant).
 99.9*        Form of Automatic Stock Option Agreement.
 99.10*       Form of Stock Issuance Agreement.
 99.11*       Form of Addendum to Stock Issuance Agreement (Involuntary
              Termination Following Change in Control).
 99.12*       Form of Addendum to Stock Issuance Agreement (Involuntary
              Termination Following Corporate Transaction).
 99.13        Cabot Marsh Corporation 1997 Incentive Stock Option Plan.
 99.14        Form of Grant of Incentive Stock Option (Cabot Marsh 1997 Plan).
 99.15        Pyramid Health Group, Inc. 1997 Employee and Consultant Stock
              Option Plan.
 99.16        Form of Acknowledgement by Optionee and stock option terms
              (Pyramid Health Group 1997 Plan).
 99.17        Pyramid Health Solutions, Inc. 1996 Employee and Consultant
              Stock Option Plan.
 99.18        Form of Acknowledgement by Optionee and stock option terms
              (Pyramid Health Solutions 1996 Plan).
 99.19        Hospital Correspondence Corporation 1995 Stock Option Plan.
 99.20        Hospital Correspondence Corporation 1996 Employee and
              Consultant Stock Option Plan.
 99.21        Form of Acknowledgement by Optionee and stock option terms
              (Hospital Correspondence 1995 and 1996 Plans).
 99.22        CodeMaster Corporation 1998 Executive Stock Option Plan.
 99.23        Form of Exercise Notice (CodeMaster 1998 Plan).
 99.24        Form of Stock Buy-Back Agreement (CodeMaster 1998 Plan)
 99.25        IMN LLC 1995 Class C Unit Option Plan.
 99.26        Form of Unit Option Agreement (IMN 1995 Plan).
 99.27        The Compucare Company 1997 Stock Compensation Plan.
 99.28        Form of Incentive Stock Option Agreement (the Compucare
              Company 1997 Stock Compensation Plan).
 99.29        Form of Written Compensation Agreement.
 99.30        Form of Notice of Grant of Stock Option (Pursuant to Written
              Compensation Agreement).
 99.31        Form of Stock Option Agreement (Pursuant to Written
              Compensation Agreement).
 99.32        Form of Stock Option Assumption Agreement.

     * Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12, respectively, to Registrant's Registration Statement No. 333-16385 on Form S-8, filed with the Commission on November 15, 1996.

Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the QuadraMed Corporation 1996 Stock Incentive Plan, the Cabot Marsh Corporation 1997 Incentive Stock Option Plan, the Pyramid Health Group, Inc. 1997 Employee and Consultant Stock Option Plan, the Pyramid Health Solutions, Inc. 1996 Employee and Consultant Stock Option Plan, the Hospital Correspondence Corporation 1995 Stock Option Plan or 1996 Employee and Consultant Stock Option Plan, the CodeMaster Corporation 1998 Executive Stock Option Plan the IMN LLC 1995 Class C Unit Option Plan, the Compucare Company 1997 Stock Compensation Plan or upon the expiration of the Individual Options.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on this 8th day of April, 1999.

                                           QUADRAMED CORPORATION


                                           By: /s/ JAMES D. DURHAM
                                              ---------------------------------
                                              James D. Durham
                                              Chairman of the Board,
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of QuadraMed Corporation, a Delaware corporation, do hereby constitute and appoint James D. Durham and Keith
M. Roberts, each one of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    Signature                          Title               Date
                    ---------                          -----               ----
/s/ James D. Durham               Chairman of the Board and            April 8, 1999
-------------------------------   Chief Executive Officer
James D. Durham                   (Principal Executive Officer)


/s/ Keith M. Roberts              General Counsel & Chief Financial    April 8, 1999
-------------------------------   Officer and Assistant Secretary
Keith M. Roberts                  (Principal Financial Officer)


/s/ Bernie J. Murphy              Vice President, Finance and Chief    April 8, 1999
-------------------------------   Accounting Officer (Principal
Bernie J. Murphy                  Accounting Officer)

           Signature                          Title                        Date
           ---------                          -----                        ----
/s/ Albert L. Greene              Director                             April 8, 1999
-------------------------------
Albert L. Greene


/s/ Kenneth E. Jones              Director                             April 8, 1999
-------------------------------
Kenneth E. Jones


/s/ Thomas F. McNulty             Director                             April 8, 1999
-------------------------------
Thomas F. McNulty


/s/ Joan P. Neuscheler            Director                             April 8, 1999
-------------------------------
Joan P. Neuscheler


                                  Director                             April 8, 1999
-------------------------------
Cornelius T. Ryan

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933



                              QUADRAMED CORPORATION

                                  EXHIBIT INDEX

Number        Exhibit
------        -------
 4            Instruments Defining Rights of Stockholders. Reference is
              made to Registrant's Registration Statement No. 00-021031
              on Form 8-A, including the exhibits thereto, which is
              incorporated herein by reference pursuant to Item 3(b).
 5.1          Opinion and consent of Brobeck, Phleger & Harrison LLP.
 5.2          Opinion and consent of Zevnik Horton Guibord McGovern Palmer
              & Fognani, L.L.P.
 23.1(A)      Consent of Arthur Andersen LLP, Independent Public Accountants.
 23.1(B)      Consent of Deloitte & Touche LLP, Independent Auditor.
 23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
 24.0         Power of Attorney. Reference is made to page II-4 of this
              Registration Statement.
 99.1         QuadraMed Corporation 1996 Stock Incentive Plan.
 99.2*        Form of Notice of Grant of Stock Option.
 99.3*        Form of Stock Option Agreement.
 99.4*        Form of Addendum to Stock Option Agreement (Limited Stock
              Appreciation Right).
 99.5*        Form of Addendum to Stock Option Agreement (Involuntary
              Termination Following Change in Control).
 99.6*        Form of Addendum to Stock Option Agreement (Involuntary
              Termination Following Corporate Transaction).
 99.7*        Form of Notice of Grant of Automatic Stock Option (Initial Grant).
 99.8*        Form of Notice of Grant of Automatic Stock Option (Annual Grant).
 99.9*        Form of Automatic Stock Option Agreement.
 99.10*       Form of Stock Issuance Agreement.
 99.11*       Form of Addendum to Stock Issuance Agreement (Involuntary
              Termination Following Change in Control).
 99.12*       Form of Addendum to Stock Issuance Agreement (Involuntary
              Termination Following Corporate Transaction).
 99.13        Cabot Marsh Corporation 1997 Incentive Stock Option Plan.
 99.14        Form of Grant of Incentive Stock Option (Cabot Marsh 1997 Plan).
 99.15        Pyramid Health Group, Inc. 1997 Employee and Consultant Stock
              Option Plan.
 99.16        Form of Acknowledgement by Optionee and stock option terms
              (Pyramid Health Group 1997 Plan).
 99.17        Pyramid Health Solutions, Inc. 1996 Employee and Consultant
              Stock Option Plan.
 99.18        Form of Acknowledgement by Optionee and stock option terms
              (Pyramid Health Solutions 1996 Plan).
 99.19        Hospital Correspondence Corporation 1995 Stock Option Plan.
 99.20        Hospital Correspondence Corporation 1996 Employee and
              Consultant Stock Option Plan.
 99.21        Form of Acknowledgement by Optionee and stock option terms
              (Hospital Correspondence 1995 and 1996 Plans).
 99.22        CodeMaster Corporation 1998 Executive Stock Option Plan.
 99.23        Form of Exercise Notice (CodeMaster 1998 Plan).
 99.24        Form of Stock Buy-Back Agreement (CodeMaster 1998 Plan)
 99.25        IMN LLC 1995 Class C Unit Option Plan.
 99.26        Form of Unit Option Agreement (IMN 1995 Plan).
 99.27        The Compucare Company 1997 Stock Compensation Plan.
 99.28        Form of Incentive Stock Option Agreement (the Compucare
              Company 1997 Stock Compensation Plan).
 99.29        Form of Written Compensation Agreement.
 99.30        Form of Notice of Grant of Stock Option (Pursuant to Written
              Compensation Agreement).

Number        Exhibit
------        -------
 99.31        Form of Stock Option Agreement (Pursuant to Written
              Compensation Agreement).
 99.32        Form of Stock Option Assumption Agreement.

     * Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12, respectively, to Registrant's Registration Statement No. 333-16385 on Form S-8, filed with the Commission on November 15, 1996.